**LIMITED LIABILITY COMPANY AGREEMENT**
**OF**
**INTEGRA ENERGY, L.L.C.**
**A Texas Limited Liability Company**

THIS LIMITED LIABILITY COMPANY AGREEMENT (this "**Agreement**") is executed this 3rd day of August, 2009, to be effective as of such date for all purposes, by SandRidge Exploration and Production, LLC, a Texas limited liability company (the "**Member**"), with respect to the following circumstances:

WHEREAS, Integra Energy, L.L.C., a Texas limited liability company (the "**Company**") was originally formed as Riata Energy South Africa, L.L.C. upon the filing of Articles of Organization (the "**Articles of Organization**") with the Secretary of State of the State of Texas on December 31, 1998;

WHEREAS, the membership of the Company adopted the Regulations of the Company on April 30, 2008;

WHEREAS, Riata Energy South Africa, L.L.C. subsequently changed its name to Integra Energy, L.L.C. upon the filing of Articles of Amendment to the Articles of Organization with the Secretary of State of the State of Texas on July 14, 2000; and

WHEREAS, the Member desires to enter into this Agreement to amend, restate and supercede the Regulations to evidence the financial interest of the Member in, and to provide for the management and internal governance of, the Company as such exist as of the date of this Agreement.

**1. Formation; Term.** The Company was formed upon the filing of Articles of Organization with the Secretary of State of the State of Texas on December 31, 1998. The Company shall have perpetual existence unless sooner terminated as provided in this Agreement or the Texas Business Organizations Code, as amended from time to time (the "**Act**").

**2. Name; Agent; Registered and Principal Office.** The name under which the business of the Company shall be conducted is "Integra Energy, L.L.C." The street address of the principal place of business of the Company is:

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

The name of the registered agent and the address of the registered office for service of process on the Company in the State of Texas is:

CT Corporation
350 North St. Paul Street
Dallas, Texas 75201

**3. Purpose.** The purpose of the Company shall be to transact any and all lawful business for which a limited liability company may be organized under the Act.

**4. Powers of the Member.** The Member shall have the power to exercise any and all rights and powers granted to the Member pursuant to the express terms of this Agreement or the Act. Except as otherwise specifically provided by this Agreement or required by the Act, the Member, as such, shall not have the power to act for or on behalf of, or to bind, the Company.

**5. Management by Board of Directors.**

**5.1 Board of Directors.**

(a) All management powers over the business and affairs of the Company shall be vested exclusively (i) in a board of directors ("**Board of Directors**"), consisting of the individuals appointed or designated as members of the Board of Directors ("**Directors**") in accordance with Section 5.2 and (ii) subject to the direction of the Board of Directors, in the Officers. The Board of Directors, acting as a body pursuant to this Agreement, shall constitute a "manager" of the Company within the meaning of the Act. No Director, in such capacity, acting singly or with any other Director, shall have any authority or right to act on behalf of or bind the Company other than by exercising the Director's voting power as a member of the Board of Directors unless specifically authorized by the Board of Directors in each instance. Except as otherwise specifically provided in this Agreement, (A) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (B) the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, each of whom shall be an agent of the Company within the scope of his or her designated or delegated authority.

(b) Except as otherwise provided in this Agreement, the power and authority granted to the Board of Directors hereunder shall include all those necessary or convenient for the furtherance of the purposes of the Company.

**5.2 Number; Designation of Board of Directors.** The authorized number of Directors shall be one, and the authorized number of Directors may only be increased or decreased with the consent of the Member. Each Director shall hold office until death, resignation or removal at the sole discretion of the Member that appointed such Director.

**5.3 Resignation; Removal and Vacancies.** Any Director may resign at any time by giving written notice to the Member. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Director may be removed at any time, with or without cause, by the Member. If a vacancy occurs on the Board of Directors, then the Member shall appoint a successor.

**5.4 Authority of the Board of Directors.** Except as otherwise provided in this Agreement, the management powers over the business and affairs of the Company shall be vested exclusively in the Board of Directors.

**5.5 Voting; Quorum; Required Vote for Action.** Unless otherwise required by this Agreement or the Act, the presence at a meeting of at least one Director shall constitute a quorum at any such meeting for the transaction of business and the act of a majority of the Directors present at a meeting duly called in accordance with Section 5.6 at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

**5.6 Meetings of the Board of Directors.**

(a) From time to time, the Board of Directors shall meet to review the business and activities of the Company. The Chief Executive Officer shall schedule the time and location of each such meeting and provide at least two business days' written notice (or such other period as shall be agreed by all of the Directors) to the participants in such meeting. In lieu of a meeting, the Board of Directors may act by written consent if such written consent is signed by all of the Directors.

(b) A special meeting of the Board of Directors will be held at the written request of any Director.

(c) Notices of special meetings of the Board of Directors will state the date and hour of the meeting and the purpose or purposes for which the meeting is called. Special meetings will be held at the principal place of business of the Company, or any other location agreed to by the Board of Directors. The notice of a special meeting will be given in writing not less than one nor more than 14 days before the date of the meeting to each Director. Notwithstanding the foregoing, special meetings of the Board of Directors to deal with emergencies may be called by providing at least 12 hours' notice prior to the meeting, so long as each Director provides written confirmation of receipt of notice or waives notice (including by attending the emergency meeting).

(d) Any Director may waive in writing the requirements for notice of any meeting of the Board of Directors, including a special meeting, before, at or after the special meeting involved. The presence of any Director at a meeting (other than to object to the holding of such meeting) will automatically constitute a waiver of notice by such Director of the holding of such meeting.

**6. Management by Officers.**

**6.1 Officers.** The Board of Directors may appoint agents of the Company, which agents shall be referred to as "Officers" of the Company, having the titles, power, authority and duties described in this Section 6 or as otherwise granted by the Board of Directors or this Agreement. For the purposes of the external affairs of the Company, each of the Officers shall constitute a "manager" of the Company within the meaning of

the Act. Any decision or act of an Officer within the scope of the officer's designated or delegated authority shall control and shall bind the Company (and any business entity for which the Company exercises direct or indirect executory authority).

**6.2 Term; Removal; Resignation; Vacancies.** Each Officer will hold office until such Officer's resignation, removal or death. Any Officer of the Company is subject to removal, with or without cause, by the Board of Directors. Any vacancy in the position of an Officer of the Company resulting from a removal, resignation or other event may be filled by the Board of Directors. The removal of an Officer is without prejudice to the contract rights, if any, of the person removed. Designation of an Officer does not, in and of itself, create contract rights. The compensation, if any, to be paid to the Officers of the Company will be determined by the Board of Directors.

**6.3 Authority.** The authority of any Officers of the Company shall be restricted to the carrying on of day-to-day business and affairs of the Company, which will include the general and administrative affairs of the Company and the operation and maintenance of the Company's assets, all in accordance with this Section 6 and any such authority will be subject to the supervisory control of the Board of Directors. Unless the Board of Directors decides otherwise, the assignment of such title shall constitute the delegation to such Officer of the authority and duties set forth in this Section 6 and that are normally associated with that office.

**6.4 Titles and Responsibilities.** The Officers may include a President, a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, one or more Vice Presidents, a Corporate Secretary, a Treasurer, and one or more Assistant Corporate Secretaries and Assistant Treasurers, and any other officer position or title as the Board of Directors may approve. The Chief Executive Officer shall be the chief executive officer of the Company, shall have general and active management of the day-to-day business and affairs of the Company and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Board of Directors. The Company's other officers shall, under the direction and supervision of the Chief Executive Officer, be authorized and directed to implement all orders, resolutions and business plans adopted by the Board of Directors and, in the absence of the Chief Executive Officer, and in order of their seniority, shall exercise the duties of the Chief Executive Officer. The Corporate Secretary and Assistant Corporate Secretaries shall keep the minutes of all meetings of the Board of Directors, and the minutes of all meetings of the Member, in books provided for that purpose; they shall attend to the giving and serving of all notices; they may in the name of the Company affix the seal (if any) of the Company to all contracts of the Company and attest thereto; and they shall have charge of such books and papers as the Board of Directors may direct. Any person may hold two or more offices.

**6.5 Powers of Attorney.** The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other persons.

**6.6 Duties of Officers.** Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company by the Officers of the Company shall be the same as the duties and obligations owed by officers to a corporation organized under the Act.

**7. Dissolution.** The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with this Section 7. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Board of Directors; or (b) the entry of a decree of judicial dissolution in accordance with the Act. If at any time there is no member of the Company, the Company shall not dissolve, but the authorized representative of the Member shall agree in writing to continue the Company and to the admission of the authorized representative of the Member or his nominee or designee to the Company as a member, effective as of the occurrence of the event that terminated the continued membership of the Member.

**7.1 Winding-up.** Upon the dissolution of the Company, the Board of Directors hall wind up the Company's affairs as provided in the Act. Upon completion of the winding-up of the Company, the Board of Directors shall cause the Company to distribute its property as follows:

(a) First, to creditors, including the Member to the extent he is a creditor, to the extent permitted by law, in satisfaction of the Company's liabilities (whether by payment or the making of reasonable provision for payment thereof); and

(b) Second, to the Member in cash or property, or partly in cash and partly in property, as determined by the Board of Directors.

**7.2 Certificate of Termination.** Upon the completion of the winding up and liquidation of the Company, the Board of Directors shall cause a Certificate of Termination to be filed with the Secretary of State of the State of Texas, at which time the Company shall terminate.

**8. Capital Contributions.** The Member shall make such capital contributions as the Board of Directors determines to be necessary to fund the Company's activities.

**9. Allocation of Profits and Losses; Tax Status.** The Company's profits and losses shall be allocated to the Member. At all times that the Company has only one member (owning all of the membership interest in the Company), it is the intention of the Member that the Company shall be treated as a disregarded entity for federal, state and local income tax purposes.

**10. Distributions.** Distributions shall be made to the Member at the times and in the amounts, if any, determined by the Board of Directors, provided that no distribution shall be made in violation of the Act, and unless otherwise determined by the Board of Directors, no distribution will be paid to the Member upon his withdrawal in connection with the voluntary assignment of his entire interest pursuant to Section 11 hereof.

**11. Assignments.** The Member may transfer or assign (including as a collateral assignment or pledge) his membership interest in the Company in whole or in part; provided, however, that no transfer or assignment shall be permitted if such transfer or assignment would result in the Company not being classified as either a disregarded entity or a partnership for federal, state, local and foreign income tax purposes. In connection with a voluntary transfer or assignment by the Member of his entire membership interest in the Company, the Member will automatically withdraw and the assignee will automatically and simultaneously be admitted as the successor Member without any further action at the time such voluntary transfer or assignment becomes effective under applicable law, and the Company shall be continued without dissolution. In connection with a partial assignment or transfer by the Member of his membership interest in the Company, this Agreement shall be amended to reflect the fact that the Company will have more than one member or one member and one or more economic interest-holding assignees.

**12. Admission of Additional Members.** No additional members of the Company may be admitted to the Company without the prior written approval of the Board of Directors. In connection with any such admission, this Agreement shall be amended to reflect the fact that the Company will have more than one member.

**13. Fiscal Year.** The fiscal year of the Company shall be as determined by the Manager.

**14. Governing Law.** This Agreement shall be governed by, and construed under, the internal laws of the State of Texas.

**15. Amendment.** This Agreement may be amended or modified only by a written instrument signed by the Member.

**16. Exculpation and Indemnification.**

**16.1 Exculpation.** **NEITHER THE BOARD OF DIRECTORS, THE MEMBER, NOR ANY OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO THE COMPANY OR THE MEMBER FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF A PERSON) ON BEHALF OF THE COMPANY WITHIN THE SCOPE OF THE AUTHORITY CONFERRED ON THE PERSON DESCRIBED IN THIS AGREEMENT OR BY LAW UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE BOARD OF DIRECTORS, THE MEMBER, OR ANY OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER HAVE DUTIES (INCLUDING FIDUCIARY DUTIES) AND LIABILITIES RELATING TO THE COMPANY, THE BOARD OF DIRECTORS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER ACTING UNDER THIS AGREEMENT SHALL NOT BE LIABLE TO THE COMPANY OR THE MEMBER FOR THEIR RELIANCE ON THE PROVISIONS OF THIS AGREEMENT. THE PROVISIONS OF THIS AGREEMENT, TO THE EXTENT THAT THEY EXPAND OR RESTRICT THE DUTIES AND LIABILITIES OF THE BOARD OF DIRECTORS, THE MEMBER OR ANY**

OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER OTHERWISE EXISTING AT LAW OR IN EQUITY, ARE AGREED BY THE MEMBER TO REPLACE SUCH OTHER DUTIES AND LIABILITIES OF THE BOARD OF DIRECTORS, THE MEMBER OR ANY OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER.

**16.2 Indemnification.**

(a) EACH OF THE BOARD OF DIRECTORS, THE MEMBER AND THE OFFICERS, DIRECTORS AND EMPLOYEES OF THE COMPANY OR OF THE MEMBER OR AN AFFILIATE THEREOF (INDIVIDUALLY, AN "INDEMNITEE") SHALL, SO LONG AS THE PERSON ACTED IN GOOD FAITH AND IN A MANNER THE PERSON REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE COMPANY, BE INDEMNIFIED AND HELD HARMLESS BY THE COMPANY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, OBLIGATIONS, PENALTIES, SETTLEMENTS AND REASONABLE EXPENSES (INCLUDING LEGAL FEES) ARISING FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, IN WHICH THE INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, BY REASON OF ITS STATUS AS (x) A MEMBER OF THE BOARD OF DIRECTORS, (y) A MEMBER OF THE COMPANY OR (z) AN OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER OR AN AFFILIATE THEREOF, REGARDLESS OF WHETHER THE INDEMNITEE CONTINUES TO BE A MEMBER OF THE BOARD OF DIRECTORS, A MEMBER OR AN OFFICER, DIRECTOR OR EMPLOYEE OF THE MEMBER OR AN AFFILIATE THEREOF AT THE TIME ANY SUCH LIABILITY OR EXPENSE IS PAID OR INCURRED, UNLESS THE ACT OR FAILURE TO ACT GIVING RISE TO INDEMNITY HEREUNDER WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b) The Company may purchase and maintain insurance on behalf of the Board of Directors and such other persons as the Board of Directors shall determine against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company's activities, regardless of whether the Company would be required or permitted to indemnify such person against such liability under the provisions of this Section 16.

(c) Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitee may be entitled to indemnification by the Company hereunder (including without limitation reasonable attorneys' fees and disbursements) shall, to the maximum extent permitted by law, be advanced by the Company prior to the final disposition of such claim, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses unless it is determined ultimately that the Indemnitee is entitled to indemnification by the Company under this Section 16.

(d) The indemnification provided in this Section 16 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other persons.

(e) Notwithstanding any other provision of this this Section 16, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

(f) If this Section 16 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each person indemnified pursuant to this Section 16 as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Section 16 that shall not have been invalidated and to the fullest extent permitted by applicable law.

The Member hereby executes this Limited Liability Company Agreement of Integra Energy, L.L.C., to be effective as of the date first set forth above.

**"Member"**

SANDRIDGE EXPLORATION AND PRODUCTION, LLC

By: ______________________________
Tom L. Ward, Chief Executive Officer